Exhibit 99.1
KB Home Announces Cash Tender Offer for its 6 3/8% Senior Notes Due 2011
LOS ANGELES (July 23, 2009) — KB Home (NYSE: KBH), one of America’s largest homebuilders, today announced the commencement of a cash tender offer for up to $250 million in aggregate principal amount of its 6 3/8% Senior Notes Due 2011 (the “2011 Notes”).
The tender offer is being made pursuant to an Offer to Purchase dated July 23, 2009 and a related Letter of Transmittal which set forth a more detailed description of the tender offer.
Upon the terms and subject to the conditions described in the Offer to Purchase, the Letter of Transmittal and any amendments or supplements to the foregoing, KB Home offers to purchase for cash up to $250 million in aggregate principal amount (the “Maximum Tender Amount”) of its 2011 Notes. KB Home reserves the right to increase the Maximum Tender Amount subject to compliance with applicable law.
This offer (the “Tender Offer”) will expire at 9:00 a.m., New York City time, on August 20, 2009, unless extended or earlier terminated (the “Expiration Date”).

Dollars per $1,000 Principal
Amount of Securities
		Principal	Maximum		Early
	CUSIP	Amount	Tender	Tender Offer	Tender	Total
Title of Security	Number	Outstanding	Amount	Consideration	Premium	Consideration (1)
6 3/8% Senior Notes due 2011	48666KAK5	$350,000,000	$250,000,000	$980.00	$30.00	$1,010.00

(1)	The Total Consideration includes the Early Tender Premium and is payable only to holders of 2011 Notes validly tendered (and not validly withdrawn) on or prior to 5:00 p.m., New York City time, on August 5, 2009 (the “Early Tender Date”), and accepted for payment.

KB Home’s obligation to accept for payment and to pay for the 2011 Notes in the Tender Offer is subject to the satisfaction or waiver of a number of conditions, including the completion by us of a public offering of not less than $250 million in aggregate principal amount of unsecured senior debt securities that closes no later than the Early Tender Date on terms reasonably satisfactory to us. The Tender Offer is not contingent upon the tender of any minimum principal amount of 2011 Notes. KB Home reserves the right to waive any one or more of the conditions at any time.
The consideration for each $1,000 principal amount of 2011 Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be the consideration set forth in the table above under “Tender Offer Consideration.” Holders of 2011 Notes that are validly tendered at or prior to the Early Tender Date and accepted for purchase will receive the Tender Offer Consideration plus the amount set forth in the table above under “Early Tender Premium.” Holders of 2011 Notes tendered after the Early Tender Date but before the Expiration Date and accepted for purchase will receive the Tender Offer Consideration, but not the Early Tender Premium.
The “Settlement Date” will occur promptly after the Company accepts the 2011 Notes for purchase (the “Acceptance Date”). KB Home anticipates that the Settlement Date will occur on the same business day as the Acceptance Date.
Payments for 2011 Notes purchased will include accrued and unpaid interest from and including the last interest payment date up to, but not including, the Settlement Date.
If the aggregate principal amount of 2011 Notes validly tendered exceeds the Maximum Tender Amount, the amount of 2011 Notes purchased will be prorated based on the aggregate principal amount of 2011 Notes tendered, rounded down to the nearest integral multiple of $1,000.
Tenders of the 2011 Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on August 5, 2009, but may not be withdrawn thereafter.
KB Home has retained Citi to serve as dealer manager for the Tender Offer. Global Bondholder Services Corporation has been retained to serve as the depositary and information agent.
For additional information regarding the terms of the Tender Offer, please contact Citi at (800) 558-3745 (toll free) or (212) 723-6106 (collect). Requests for documents and questions regarding the tender of 2011 Notes may be directed to Global Bondholder Services Corporation at (866) 540-1500 (toll free) or (212) 430-3774 (collect).
The Offer to Purchase and the related Letter of Transmittal are expected to be distributed to holders beginning today. Copies of the Offer to Purchase and the Letter of Transmittal may also be obtained at no charge from Global Bondholder Services Corporation.

None of KB Home, its board of directors, the depositary and information agent, the dealer manager or the trustee with respect to the 2011 Notes make any recommendation as to whether holders of the 2011 Notes should tender or refrain from tendering all or any portion of the principal amount of the 2011 Notes.
This announcement does not constitute an offer to buy or the solicitation of an offer to sell securities. The tender offer is being made solely by means of the Offer to Purchase and the related Letter of Transmittal. In those jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of KB Home by the dealer manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.
Corporate Profile
KB Home, one of the nation’s leading homebuilders, has delivered hundreds of thousands of quality homes for families since its founding in 1957. The Company is distinguished by its Built to Order™ homebuilding approach that puts a custom home experience within reach of its customers at an affordable price. KB Home’s award-winning homes and communities meet the needs of first-time homebuyers with flexible designs that also appeal to move-up buyers and active adults. Los Angeles-based KB Home was named the #1 homebuilder on FORTUNE ® magazine’s 2009 “World’s Most Admired Companies” list. This marks the second year in a row and the third time in the past four years that KB Home has achieved the top ranking. The Company trades under the ticker symbol “KBH,” and was the first homebuilder listed on the New York Stock Exchange. For more information about any of KB Home’s new home communities call 888-KB-HOMES or visit www.kbhome.com.
Forward-Looking and Cautionary Statements
Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to: general economic and business conditions; adverse market conditions that could result in additional inventory impairments or abandonment charges and operating losses, including an oversupply of unsold homes and declining home prices, among other things; conditions in the capital and credit markets (including consumer mortgage lending standards, the availability of consumer mortgage financing and mortgage foreclosure rates); material prices and availability; labor costs and availability; changes in interest rates; inflation; our debt level; weak consumer confidence; increases in competition; weather conditions, significant natural disasters and other environmental factors; government actions and regulations directed at or affecting the housing market, the homebuilding industry, or construction activities; the availability and cost of land in desirable areas; legal or regulatory proceedings or claims; the ability and/or willingness of participants in our unconsolidated joint ventures to fulfill their obligations; our ability to access capital, including our capacity under our credit facility; our ability to use the net deferred tax assets we have generated; our ability to successfully implement our current and planned product transition, geographic and market positioning and cost reduction strategies; consumer interest in our new product designs; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.
Contacts
KB Home
Kelly Masuda, Investor Relations
(310) 893-7434 or kmasuda@kbhome.com

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